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                                                                     EXHIBIT 5.1

May 1, 2001                                      Brobeck, Phleger & Harrison LLP
                                                       370 Interlocken Boulevard
                                                                       Suite 500
                                                     Broomfield, Colorado  80021
                                                           DIRECT   303.410.2000
                                                              FAX   303.410.2199
                                                                 www.brobeck.com


Caldera International, Inc.
240 West Center Street
Orem, Utah  84057

         Re:  Caldera International, Inc. Registration Statement
              on Form S-4 for 1,250,000 Shares of Common Stock
              --------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Caldera International, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of an aggregate of 1,250,000 shares of the Company's Common Stock (the "Shares"), par value $.001, as described in the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on or about May 2, 2001.

This opinion is being furnished in accordance with the requirements of Item 21(a) of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related joint proxy statement/prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.


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Caldera International, Inc.
May 1, 2001
Page 2




This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


Very truly yours,

/s/ Brobeck, Phleger & Harrison LLP

BROBECK, PHLEGER & HARRISON LLP